SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                              TEARDROP GOLF COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                              TEARDROP GOLF COMPANY
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

| |  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a6(i)(2) or Item
     22(a)(2) of Schedule 14A.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1) Title of each class of securities to which transaction applies:

                                      N.A.
        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

                                      N.A.
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N.A.
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

                                      N.A.
        -----------------------------------------------------------------------
     5) Total fee paid:

                                      N.A.
        ------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:_____________________________________________________
2)  Form, Schedule or Registration Statement No.:_______________________________
3)  Filing Party:_______________________________________________________________
4)  Date Filed:_________________________________________________________________

                              TEARDROP GOLF COMPANY
                                1080 Lousons Road
                             Union, New Jersey 07083



                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 9, 1998
                    ----------------------------------------


The 1998 Annual Meeting of the Stockholders of TearDrop Golf Company (the "Company") will be held at the Company's offices at 8350 North Lehigh Avenue, Morton Grove, Illinois 60053 on June 9, 1998 at 2:00 p.m., central time for the following purposes:


     (1) To elect six directors to hold office for a term of one year or until their successors have been duly elected and qualified.

     (2) To approve an amendment to the 1996 Employee Stock Option Plan to increase the number of shares reserved for issuance under such plan.

     (3) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 28, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

ALL STOCKHOLDERS ARE ASKED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.


                                         By Order of the Board of Directors


                                         Joseph Cioni
                                         Secretary


May 11, 1998
Union, New Jersey

                              TEARDROP GOLF COMPANY
                                1080 Lousons Road
                             Union, New Jersey 07083

                       ----------------------------------
                       PROXY STATEMENT FOR ANNUAL MEETING
                       ----------------------------------


     This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of TearDrop Golf Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on June 9, 1998 at the Company's offices at 8350 North Lehigh Avenue, Morton Grove, Illinois 60053 at 2:00 p.m., central time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed to stockholders on or about
May 12, 1998. The principal executive offices of the Company are located at the address indicated above.


     Only stockholders of record at the close of business on the record date, April 28, 1998 (the "Record Date"), will be entitled to vote at the Meeting and at all adjournments thereof.


     On the Record Date, there were outstanding and entitled to vote 2,740,857 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. A majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. Holders of Common Stock have no cumulative voting rights.


                                VOTING OF PROXIES


     If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the person designated therein (with respect to the matters as to which the stockholder is entitled to vote) (a) "FOR" the election of each of Rudy A. Slucker, Fred K. Hochman, Leslie E. Goodman, Bruce H. Nagel, Jeffrey Baker and John Raos as directors of the Company, (b) "FOR" the approval of an amendment to the 1996 Employee Stock Option Plan to increase the number of shares reserved for issuance under such plan, (c) "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, and (d) in connection with the transaction of such other business as may properly be brought before the Meeting, in accordance with the judgment of the person or persons voting the proxy. If any of the nominees for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors or the Board of Directors may determine to reduce the size of the Board.


     A proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company, by duly executing and delivering to the Secretary of the Company a proxy bearing a later date or by voting in person at the Meeting.


     Directors of the Company will be elected by a plurality of the vote of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting is required for the ratification and approval of, unless otherwise required by the Delaware General Corporation Law or the Company's Certificate of Incorporation, any and all other matters which may be put to a stockholder vote at the Meeting. Except for the election of directors, as to any particular proposal, abstentions will have the same effect as a vote against that proposal, and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal. Votes cast, either in person or by proxy, will be tabulated by Continental Stock Transfer & Trust Company, the Company's transfer agent.



                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information with respect to the beneficial ownership of the capital stock of the Company as of April 28, 1998 for (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company's directors, and (iii) all directors and executive officers as a group. The Company believes that each of the beneficial owners of the Common Stock listed in the table, based on information furnished by such owner, has sole investment and voting power with respect to such shares. The information contained herein is based upon 2,740,857 outstanding shares of Common Stock and does not give effect to 1,250,000 Redeemable Common Stock Purchase Warrants ("Warrants") to purchase Common Stock of the Company for $5.50 per share. The Company may redeem the Warrants for $.01 per Warrant upon not less than 30 days notice if certain conditions are satisfied, which conditions have been substantially satisfied. If the Company were to redeem the Warrants, it should be expected that the holders will exercise the Warrants prior to the end of the notice period and additional shares will be outstanding. The Company has not yet issued a notice of redemption with respect to the Warrants, but may do so at any time. Unless otherwise indicated, the address for each such person listed below is c/o TearDrop Golf Company, 1080 Lousons Road, Union, New Jersey 07083.




NAME                                     NUMBER OF SHARES BENEFICIALLY OWNED          PERCENTAGE OF CLASS
----                                     -----------------------------------          -------------------
Rudy A. Slucker                                      980,000(1)                             30.24%
T.A. Liquidation Corp.                             1,508,333(2)                             37.02%
     101 Wood Avenue
     Iselin, New Jersey
JRH Golf Corporation                                 237,357(3)                              8.50%
     c/o James Hansburger
     809 Red Stable Way
     Oak Brook, Illinois
Fred K. Hochman                                      153,000                                 5.58%
Joseph Cioni                                          14,000(4)                                *
Matthew O'Toole                                            0(5)                                *
Leslie E. Goodman                                     10,000(6)                                *
Bruce H. Nagel                                        23,000(7)                                *
John Zeravica                                         10,000(6)                                *
Jeffrey Baker                                         10,000(6)                                *
John Raos                                          1,508,333(2)                             37.02%
All directors and executive officers               2,708,333(2)(8)                          58.76%
as a group (9 persons)


-------------

*   Less than 1%.

(1) Includes (i) 500,000 shares subject to options exercisable to the extent of 250,000 shares at $4.50 per share and 250,000 shares at $4.625 per share and (ii) an aggregate of 75,000 shares of Common Stock owned by the children and wife of Mr. Slucker.


(2) Includes 1,333,333 shares of Common Stock, issuable upon the conversion of 100,000 shares of Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). John Raos, a member of the Board of Directors of the Company, is President of U.S. Industries, Inc., the parent company of T.A. Liquidation Corp.

(3)  Includes 50,000 shares issuable upon the exercise of a Warrant.


(4) Includes 10,000 shares underlying options exercisable at $2.50 per share. Does not include options to purchase 5,000 shares of Common Stock.

(5)  Does not include options to purchase 12,000 shares of Common Stock.

(6) Includes 10,000 shares underlying options exercisable at $4.75 per share. Does not include options to purchase 5,000 shares of Common Stock.

(7) Includes 5,000 shares underlying Warrants and 10,000 shares underlying options exercisable at $4.75 per share. Does not include options to purchase 5,000 shares of Common Stock.

(8) Includes 35,000 shares underlying options and Warrants, 250,000 shares underlying options exercisable at $4.50 per share and 250,000 shares underlying options exercisable at $4.625 per share. Does not include options to purchase 27,000 shares of Common Stock.


PROPOSAL 1.  ELECTION OF DIRECTORS

     At this year's Annual Meeting of Stockholders, six directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voted in person or by proxy at the Meeting is required for the election of each director. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of each of the following nominee directors: Rudy A. Slucker, Fred K. Hochman, Leslie E. Goodman, Bruce H. Nagel, Jeffrey Baker and John Raos. If any of the nominee directors listed above becomes unable to serve or for good cause will not serve, an event that is not anticipated by the Company, (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board of Directors or (ii) the Board of Directors may determine to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any of the persons listed above may not be able to serve as directors if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEE DIRECTORS.

     The name and age of each of the nominee directors, their respective positions with the Company and the period during which each such individual has served as a director are set forth below. Additional biographical information concerning each of the nominee directors and executive officers of the Company follows the table.


Name                             Age        Position with the Company                  Position Since
----                             ---        -------------------------                  --------------
Rudy A. Slucker                  48         Chairman of the Board, President and Chief      1996
                                            Executive Officer

Fred K. Hochman                  50         Director                                        1992

Leslie E. Goodman                53         Director                                        1996

Bruce H. Nagel                   45         Director                                        1997

Jeffrey Baker                    43         Director                                        1996

John Raos                        48         Director                                        1997


CERTAIN BIOGRAPHICAL INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     RUDY A. SLUCKER has served as Chairman of the Board, President and Chief Executive Officer of the Company since September 1996. Mr. Slucker was the Chief Executive Officer of the Atlas Group of Companies, Inc., which imported and marketed hardware and consumer products, from 1978 until 1990, when it was sold. Since 1990, Mr. Slucker has been a venture capital investor. He currently serves on the board of directors and/or is a principal stockholder of the following companies: Lilli Group, a knitwear manufacturer; Ambassador Eyewear Group, Inc., a manufacturer and distributor of designer brand eyeglass frames under the names of Playskool, Coventry, Harve Benard and Kathy Ireland; Major League Fitness, a chain of fitness centers associated with Major League Baseball through a licensing agreement; and Babylon Enterprises and Beacon Concessions, which, together, currently own and operate the Beacon Theater in Manhattan.

     FRED K. HOCHMAN has been a director of the Company since its inception and served as its President from inception through January 1995 and Chief Executive Officer from inception through December 1995. In October 1996, Mr. Hochman became senior vice president of Orix Credit Alliance Inc. From September 1992 through October 1996, Mr. Hochman served as President of the Machine Tool Division of Financial Federal Credit, Inc., a wholly-owned subsidiary of Financial Federal Corporation. Financial Federal Corporation is listed on the American Stock Exchange. From November 1982 through August 1992, he was Chairman of Machine Tool Finance Corporation, a company he co-founded.

     LESLIE E. GOODMAN has been a director of the Company since November 1996. From January 1996 through December 1996, Mr. Goodman served as North Jersey Area President of First Union National Bank overseeing consumer and commercial banking in northern New Jersey. Since January 1996, Mr. Goodman also served as Chairman of the Board of CREOL, Inc., Commercial Real Estate On Line, an internet based information service. Mr. Goodman also served as a senior executive vice president of First Union Corporation. From January 1990 through December 1995, Mr. Goodman served as a member of the Office of the Chairman of First Fidelity Bancorporation overseeing the Community Business Bank, Corporate and Institutional Trust. Mr. Goodman was a member of the board of directors of First Fidelity Bancorporation from January 1990 through December 1995. Mr. Goodman served as President of First Fidelity Bank, N.A., New Jersey from September 1990 to January 1994. From 1988 to 1990, Mr. Goodman served as chairman and chief executive officer of Fidelity Bank, Philadelphia, a subsidiary of First Fidelity Bancorporation. Mr. Goodman currently is a member of the board of directors of Wawa Inc., the board of governors of the Hackensack Medical Center and the board of trustees of Rutgers University.

     BRUCE H. NAGEL, ESQ. has been a director of the Company since January 1997. For more than the last five years, Mr. Nagel has been a partner with the law firm of Nagel, Rice & Dreifuss in Livingston, New Jersey.

     JEFFREY BAKER has been a Director of the Company since September 1996. For more than the last five years, Mr. Baker has served as Senior Vice President of GoodTimes Entertainment, where he is responsible for licensing, marketing and merchandising of video products. Mr. Baker's prior experience includes more than twelve years of service in various marketing and sales positions including marketing manager for Prodigy Services, director of national account sales for RCA Video Disc, director of video sales for Pickwick International and regional sales manager for Data Packaging Corp.

     JOHN RAOS has served as President and Chief Operating Officer and a director of U.S. Industries, Inc. since its spin-off from Hanson PLC in 1995 (the "Demerger"). Mr. Raos was President and Chief Operating Officer of Hanson Industries, the U.S. arm of Hanson PLC, from 1992 until the Demerger and a director of Hanson PLC from 1989 until the Demerger. Mr. Raos is also a director of Jade Technologies Singapore Ltd.

     JOSEPH CIONI, age 58, became Vice President of Finance and Chief Financial Officer of the Company in August 1997. From February 1993 to May 1996, Mr. Cioni served as vice president of finance for Remington Products Company. From September 1992 to February 1993, and again from May 1996 to August 1997, Mr. Cioni managed his personal investments.

     JOHN ZERAVICA, age 41, became vice president of the Company in September 1996. From 1990 through May 1996, Mr. Zeravica served as Director of Operations for the U.S. division of Bridgestone Sports, USA, Inc., an international manufacturer and distributor of sporting goods. From 1983 to 1990, Mr. Zeravica served as operating manager of Mizuno, USA, a sports product manufacturing and marketing company.

     MATTHEW H. O'TOOLE, age 35, was elected as Vice President of Sales and Marketing in March 1998. From November 1997 to March 1998, Mr. O'Toole was employed by the Tommy Armour Golf Company, following the acquisition by the Company. He served as Vice President of Sales at Armour Golf from 1995 through 1997 and as National Sales Manager from 1992 through 1995. Prior thereto and since 1983, Mr. O'Toole was employed by the Wilson Sporting Goods Company in a variety of sales and marketing positions.

     JOHN RAOS has been designated to the Board of Directors by T.A. Liquidation Corp., a principal stockholder of the Company, pursuant to a Certificate of Designation of Series A Cumulative Convertible Preferred Stock. Mr. Raos serves as the President and Chief Operating Officer of U.S. Industries, Inc., the parent corporation of T.A. Liquidation Corp.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq SmallCap Market. Based solely on a review of the copies of reports furnished to the Company and written representations from the Company's executive officers, directors and persons who beneficially own more than ten percent of the Company's equity securities, the Company believes that, during the preceding year, all filing requirements applicable to its officers, directors and ten percent beneficial owners under
Section 16(a) were satisfied.


MEETINGS OF THE BOARD AND COMMITTEES

     During fiscal year 1997, the Board of Directors held five meetings. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors of which each respective director was a member during the time he was serving as such during the fiscal year ended December 31, 1997.

     The Board of Directors has created a Compensation Committee and an Audit Committee. The Board of Directors has not created a Nominating or similar Committee. The Compensation Committee is comprised of Jeffrey Baker, Leslie E. Goodman and John Raos. The Audit Committee is comprised of Fred K. Hochman and Leslie E. Goodman.

     The Compensation Committee, which held two meetings during fiscal year 1997, has jurisdiction on behalf of the Company to approve, disapprove, modify or amend all plans to compensate employees including bonuses. The Compensation Committee determines the salaries of employees of the Company who are directors and also determines the salaries of all other employees of the Company who are officers or who occupy such other positions as may be designated by the Compensation Committee.

     The Audit Committee, which held one meeting during fiscal year 1997, periodically reviews the Company's auditing practices and procedures, makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, and recommends independent auditors for the Company to be elected by the stockholders.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS



     The following table sets forth information concerning the compensation paid or accrued by the Company for each of the three fiscal years ended December 31, 1997, to Rudy A. Slucker, President and Chief Executive Officer of the Company. No other executive officer of the Company earned more than $100,000 in salary and bonus during the last fiscal year.


                                                                                                   LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION                            ------------------------------
NAME AND PRINCIPAL        YEAR ENDED         -----------------------         OTHER ANNUAL       NUMBER OF         ALL OTHER
POSITION                  DECEMBER 31        SALARY            BONUS         COMPENSATION        OPTIONS        COMPENSATION
--------------------      -----------        ------            -----         ------------      -----------      ------------
Rudy A. Slucker
President and Chief
Executive Officer            1997           $175,000         $50,000            (1)              250,000(2)          --

                             1996           $ 40,000         $     0             --              250,000             --

                             1995           $      0         $     0             --                --                --


--------------

(1) Does not include value of unexercised, in-the-money options granted during 1997, having an exercise price below fair market value on the date of grant.

(2) Includes options to purchase 250,000 shares of Common Stock for $4.625 per share granted on December 6, 1997. The last sale price for the Common Stock on the Nasdaq SmallCap Market on December 5, 1997 was $6.375.

COMPENSATION ARRANGEMENTS


     The Company has entered into an employment agreement with Rudy A. Slucker which expires on December 31, 1999. Pursuant to the agreement, Mr. Slucker serves as the Company's President and Chief Executive Officer and is paid an annual salary of $250,000. The employment agreement also provides that Mr. Slucker is entitled to receive a bonus equal to 10% of the Company's pre-tax net income starting with the year ending December 31, 1997. Such bonus is payable to the extent of 50% of such amount in cash and the remaining 50% in the form of Common Stock of the Company valued at the lowest last sale price of the Common Stock during the last quarter of the Company's fiscal year. In addition, if there is a sale of the Company or substantially all of the assets of the Company which involves consideration equal to or greater than $25,000,000, Mr. Slucker is also entitled to a cash payment equal to the greater of $250,000 and 10% of the excess consideration over $25,000,000. Mr. Slucker is also entitled to receive bonuses at the discretion of the Board of Directors and in accordance with certain performance criteria. The agreement further provides that Mr. Slucker will not engage in activities competitive with the Company for a period of two years after the expiration of his employment agreement. In the event that the Company terminates Mr. Slucker's employment without cause, such provision would not apply.


     During fiscal year ended December 31, 1997, Mr. Slucker received a bonus in the amount of $50,000 and stock options covering 250,000 shares of Common Stock for $4.625 per share in recognition of Mr. Slucker's efforts in (i) increasing sales, (ii) obtaining widespread name recognition, and (iii) completing the acquisitions of substantially all of the assets of Pro Golf Promotions, LLC, Tommy Armour Golf Company and Ram Golf Corporation.

     The Company has also entered into an employment agreement with John Zeravica. Pursuant to the agreement, Mr. Zeravica serves as Vice President of the Company for an annual salary of $100,000. The agreement with Mr. Zeravica may be terminated either by the Company or Mr. Zeravica upon two weeks notice.

COMPENSATION OF DIRECTORS

     The Company's compensation to directors is $500 per meeting attended.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information with respect to the options to purchase Common Stock granted to the Chief Executive Officer and the named executive officers of the Company.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR


                            NUMBER OF SHARES    % OF TOTAL OPTIONS                        MARKET PRICE
                           UNDERLYING OPTIONS       GRANTED TO       EXERCISE PRICE PER     ON DATE
NAME                             GRANTED             EMPLOYEES              SHARE           OF GRANT            EXPIRATION DATE
----                       -------------------   -----------------    -----------------   -------------         ---------------
Rudy A. Slucker                  250,000               86.6%                $4.625            $6.375               l2/5/07

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the exercise of options to purchase Common Stock by the Chief Executive Officer and the named executive officers and unexercised options to purchase shares of Common Stock granted to the Chief Executive Officer and such named executive officers.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                   NUMBER OF SHARES UNDERLYING     VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                            SHARES TO BE ACQUIRED    VALUE         DECEMBER 31, 1997(1)            DECEMBER 31, 1997(1)
NAME                        ON EXERCISE (#)          REALIZED      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                        ---------------------    --------      ----------------------------    -------------------------
Rudy A. Slucker                     --                  --                 500,000/0                     $1,125,000/$0

----------

(1) On December 31, 1997, the Common Stock closed at a price of $6.813 on the Nasdaq SmallCap Market.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. The Company's By-laws provide that the Company shall indemnify its directors and executive officers and may indemnify its other officers, employees, agents and other agents to the fullest extent permitted by law. The Company's By-laws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the By-laws would permit indemnification. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where the Company currently anticipates indemnification will be required.

STOCK OPTION PLANS


     On October 18, 1996, the Board of Directors and the stockholders of the Company adopted the 1996 Employee Stock Option Plan ("Plan") and reserved 200,000 shares of Common Stock for issuance thereunder. The Plan provides for the granting to employees (including employees who are also directors and officers) of options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and for the granting of nonstatutory stock options to directors, employees, consultants and independent contractors to the Company. The Plan is currently administered by the entire Board of Directors of the Company. On December 6, 1997, the Board of Directors approved the amendment of the Plan, subject to stockholder approval at the Meeting, to increase the number of shares reserved for issuance to 450,000 shares.

     The exercise price per share of incentive stock options granted under the Plan must be at least equal to the fair market value of the Common Stock on the date of grant. In addition, in accordance with the Underwriting Agreement among the Company and the underwriters of the Company's initial public offering, the Company has agreed not to grant any options under the Plan with an exercise price per share less than the initial public offering price of the Common Stock. With respect to any participant who owns shares representing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option must be equal to at least 110% of the fair market value on the grant date, and the maximum term of the option must not exceed five years. The terms of all other options granted under the Plan may not exceed ten years. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Common Stock, there shall be an appropriate adjustment made by the Board of Directors in the number and kind of shares that may be granted in the aggregate and to grantees under the Plan, the number and kind of shares subject to each outstanding option and the option prices. In March 1997, options to purchase 15,000 shares of Common Stock for $4.75 per share were granted to each of Leslie E. Goodman, Jeffrey Baker and Bruce H. Nagel, which options vest one-third six months from the date of grant and one-third per year for the two years thereafter if they are serving on the Board of Directors at such time. Such options expire five years from the date of grant.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 27, 1994, the Company entered into a Consulting and Non-Competition Agreement with Wayne Wooten providing for payments by the Company in the form of royalties on the sale of certain putters through July 26, 1996. An aggregate of $33,070 was paid through such date to Mr. Wooten under the Agreement. At such time, Fred K. Hochman purchased from Mr. Wooten 116,666 shares of Common Stock of the Company for approximately $75,000. In addition, Mr. Wooten resigned as an officer and director of the Company.


     In November 1994, the Company borrowed $300,000 from NationsBank. Mr. Hochman provided a personal guarantee for the loan. This indebtedness was repaid with proceeds from the Company's initial public offering. In addition, the Company guaranteed a personal loan of $100,000 from NationsBank to Mr. Hochman, which guarantee was released in October 1996.

     On December 31, 1994, Mr. Hochman transferred 50,000 shares of Common Stock to Rudy A. Slucker in consideration of $1.00 and the agreement to loan the Company $140,000 at an interest rate of 8% per annum and payable over a three-year term. On October 1, 1995, Mr. Slucker purchased 66,666 shares from Mr. Hochman for $1.00 and Mr. Slucker's agreement to loan additional sums to the Company, to the extent necessary.

     In April 1996, in consideration of Mr. Slucker's agreement to loan the Company up to $300,000, and to guarantee the NationsBank loan, Mr. Slucker was issued 416,666 shares of Common Stock. In April 1996, Mr. Slucker sold 53,333 shares of Common Stock to Mr. Hochman for $80,000, represented by a promissory note due April 1, 1998.


     From time to time through December 1996, the Company has borrowed funds from its officers, directors and stockholders. Pursuant to an agreement dated as of October 18, 1996, $400,000 of debt plus interest owed by the Company to Mr. Slucker was extended from and after the consummation of the Company's initial public offering at the rate of 8% per annum until three years after the consummation of such offering, except that the Company may prepay such amounts from net proceeds received from the exercise of outstanding Redeemable Common Stock Purchase Warrants (the "Warrants"). The Warrants may be redeemed by the Company under certain conditions that have been satisfied as of the date of this Proxy Statement. If the Company were to commence a redemption of the Warrants, it is likely that they would be exercised and Mr. Slucker would be repaid. In addition, an additional aggregate amount of $71,000 of debt owed by the Company to Messrs. Slucker, Hochman and three other shareholders of the Company was repaid on January 24, 1997 with interest from the proceeds received from the exercise of the over-allotment option by the underwriters of the Company's initial public offering. The balances of $183,478, $384,426, $249,800, $42,570 and $254,101, inclusive of accrued interest were forgiven by Messrs. Slucker, Hochman and such shareholders at the consummation of the Company's initial public offering.


     From August 1, 1996 through December 19, 1996, Mr. Slucker advanced an additional $331,759 to the Company for its business operations and to fund certain costs of the initial public offering. The Company has repaid the amounts advanced by Mr. Slucker, with interest at 8% per annum from proceeds received from the exercise of the over-allotment option issued in connection with the Company's initial public offering.

     On November 10, 1997, the Company, pursuant to an asset purchase agreement (the "Tommy Armour Asset Purchase Agreement"), through its newly formed, wholly-owned subsidiary, currently named Tommy Armour Golf Company ("Tommy Armour"), acquired substantially all of the assets (the "Tommy Armour Acquisition") of Tommy Armour Golf Company, a Delaware corporation (currently named TA Liquidation Corp.), Tommy Armour Golf (Scotland) Ltd. and the golf operations of USI Canada Inc., an Ontario corporation (collectively, the "Sellers"). The Company acquired the assets for a purchase price consisting of
(i) $10 million in cash (the "Tommy Armour Cash Payment"), (ii) 100,000 shares of Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") having a redemption value of $10,000,000 and (iii) 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Shares"), subject to certain post-closing adjustments. On March 31, 1998, the Company and the Sellers entered into an agreement pursuant to which the Company and the Sellers agreed upon certain adjustments to the purchase price in settlement of certain disagreements relating to post-closing adjustments. Under the agreement, the Tommy Armour Cash Payment was increased to $11.6 million and the number of shares of Common Stock was reduced to 175,000.


     The Series A Preferred Stock is entitled to cumulative dividends at 6% per annum for the first year after issuance, 7.5% per annum for the second year after issuance and 9% per annum thereafter, subject to certain increases if the Company is unable to comply with its obligations under the Tommy Armour Registration Agreement described below. The Company is subject to certain restrictions with regard to the payment of dividends or distributions or other classes of stock. The Series A Preferred Stock is convertible into shares of Common Stock at any time at the rate of $7.50 per share, subject to adjustment under certain conditions. The Series A Preferred Stock shall rank with respect to dividends and with respect to distributions upon the liquidation, dissolution or winding up of the Company, senior to all classes or series of common stock, preferred stock or other securities of the Company. Holders of the Series A Preferred Stock shall not be entitled or permitted to vote except as otherwise required under Delaware law. However, the Certificate of Designation for the Series A Preferred Stock contains certain restrictions on the activities of the Company without the approval of holders of a majority of the shares of Series A Preferred Stock including, but not limited to, creating, authorizing or issuing any classes of stock that rank senior to or on a parity with the Series A Preferred Stock or certain capital transactions involving mergers, acquisitions or dispositions of a material nature, or taking such action as might adversely affect the rights of the holders of Series A Preferred Stock. In the event of a default by the Company on any of its obligations under the Certificate of Designation for the Series A Preferred Stock or under the Tommy Armour Asset Purchase Agreement, then the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting or consenting, as the case may be, separately as a single class, shall thereupon have the exclusive right to elect a majority of the Board of Directors at any annual or special meeting of stockholders or at a special meeting of holders of the Series A Preferred Stock. On November 10, 2002, the Company shall redeem from any source of funds legally available therefore, all of the shares of the Series A Preferred Stock then outstanding at a price of $100 per share of Series A Preferred Stock, subject to adjustment under certain conditions, plus any accrued and unpaid interest. The Certificate of Designation for the Series A Preferred Stock restricts the Company from entering into any agreement that would prohibit or restrict its ability to redeem the Series A Preferred Stock or pay dividends when due except under certain circumstances. In addition, the Company is required, in connection with the consummation of any public or private issuance or sale of debt or equity securities of the Company or any of its subsidiaries for cash or partially for cash, simultaneously with the receipt of the cash proceeds of such transaction, to apply 70% of the net cash proceeds therefrom to the pro rata redemption of then outstanding Series A Preferred Stock. Accordingly, if the Company were to commence a redemption of the Warrants, or upon an exercise of the Warrants, 70% of the net proceeds received by the Company would be remitted to the holders of the Series A Preferred Stock. In addition, the Company is obligated to make such redemptions to the extent of, and if it borrows funds in excess of the amount available under its current credit facility with CoreStates Bank, N.A. ("CoreStates").

     The Company obtained funds for the Cash Payment pursuant to a Loan and Security Agreement (the "Loan Agreement") between the Company and CoreStates. Pursuant to the Loan Agreement, CoreStates has provided an $18 million revolving credit facility (the "Credit Facility") to the Company to finance the Tommy Armour Acquisition and the Company's working capital and general corporate expenditures. The Company drew down $10 million under the Credit Facility to fund the Tommy Armour Cash Payment. Funds extended pursuant to the Credit Facility accrue interest at the prime rate minus 1/2% or LIBOR plus 2% per annum. The Credit Facility is secured by substantially all of the assets of the Company, including the assets acquired in connection with the Tommy Armour Acquisition. The Loan Agreement contains restrictions on certain of the Company's activities, including, but not limited to, the payment of dividends, redemption of securities and the sale of assets outside the ordinary course of the Company's business.

     The Company also entered into a Registration Agreement (the "Tommy Armour Registration Agreement") pursuant to which the Company agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission registering the sale of the Common Shares, the Series A Preferred Stock and the shares of the Company's Common Stock into which the Series A Preferred Stock are convertible and use its best efforts to have the Registration Statement declared effective as soon as possible after the date hereof. Such registration statement was filed on April 30, 1998.


     On December 29, 1997 (the "Closing Date"), the Company, through its newly formed, wholly-owned subsidiary then known as TearDrop Ram Golf Company (now known as Ram Golf Corporation) ("RGC"), acquired substantially all of the assets of Ram Golf Corporation, a Delaware corporation (currently named JRH Golf Corporation) ("JRH") including the stock of Ram Golf UK, Ltd., a UK corporation (the "Ram Acquisition"). The Company acquired the assets for a purchase price consisting of (i) $2,668,009 in cash (the "Ram Cash Payment"), (ii) 83,007 shares of the Company's Common Stock, to be held in escrow for disposition by the escrow agent in accordance with a certain Inventory Escrow Agreement dated as of December 29, 1997 and subject to an audit of JRH to be conducted within 60 days of the Closing Date, (iii) 100,000 shares of Common Stock to the escrow agent to be disposed in accordance with a Delivery Escrow Agreement dated as of December 29, 1997 and subject to the satisfaction of certain product delivery obligations for April 1998, (iv) 4,350 shares of Common Stock and (v) a Warrant to purchase 50,000 shares of Common Stock (the "Ram Warrant").


     The Company obtained funds for the Ram Cash Payment pursuant to the Loan Agreement, which was amended at the time to provide for a revolving credit facility equal to the lesser of (i) the sum of

65% of the Company's eligible accounts plus 65% of the Company's eligible inventory or (ii) $25 million to the Company to finance the Ram Acquisition and the Company's working capital and general corporate expenditures. The Company drew down an additional $2,668,009 under the Credit Facility to fund the Ram Cash Payment.


     The Ram Warrant entitles JRH to purchase from the Company 50,000 shares of Common Stock at a price of $6.625 per share at any time or from time to time during the period from December 29, 1997 to December 29, 2002.


     The Company also entered into a Registration Agreement (the "Ram Registration Agreement") pursuant to which the Company agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission registering the sale of the Common Stock and use its best efforts to have the registration statement declared effective no later than June 30, 1998. Such registration statement was filed on April 30, 1998.


     All ongoing and any future transactions with affiliates of the Company, if any, will be on terms believed by the Company to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of disinterested directors.

PROPOSAL 2.  APPROVAL OF AMENDMENT TO THE 1996 EMPLOYEE STOCK OPTION PLAN


     At the Meeting, the holders of the Common Stock will be asked to vote upon a proposal to approve an amendment to the 1996 Employee Stock Option Plan (the "Plan") to increase by 250,000 the number of shares of Common Stock for which options may be granted thereunder from 200,000 shares to 450,000 shares. The Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement.


REASONS FOR THE PROPOSAL

     Under the Plan as currently in effect, options for up to 200,000 shares of the Common Stock may be granted. The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to the Company's officers and employees, thereby continuing to align the interests of such employees with those of stockholders, and that awards under the Plan are an effective means of providing such compensation. In order to effectuate the grant of the options by the Board of Directors and to continue to grant stock-based incentive compensation in the future, it is necessary to increase the number of shares of Common Stock available for grant under the Plan.

DESCRIPTION OF THE PLAN AND THE PROPOSED AMENDMENTS

     The following is a summary of the Plan and the proposed amendments to it under Proposal 2. This summary does not purport to be complete, and is qualified in its entirety by reference to the text of the Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose. The purpose of the Plan is to provide an additional incentive to directors, key employees, independent contractors, agents and consultants of the Company or any of its subsidiaries to aid in attracting and retaining directors, employees, independent contractors, agents and consultants of outstanding ability, and to align their interests with those of stockholders. The Plan presently authorizes the granting of options of up to 200,000 shares of Common Stock ("Options"), and if Proposal 2 is approved, up to an additional 250,000 shares of Common Stock, subject to adjustment in the event of mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits or other change in the corporate structure or capitalization affecting the Company's issued Common Stock. The Board of Directors believes it is beneficial to increase the number of shares subject to the Plan to make additional shares available, subject to the discretion of the Board of Directors, to such key employees.

     Administration. If amended by Proposal 2, the Plan will be administered by either the full Board of Directors, the Compensation Committee or such other committee as may be designated by the Board of Directors (the "Committee"). In administering the Plan, the Committee has the power to interpret its provisions and to prescribe, amend, and rescind rules and regulations for its administration, to select individuals to receive grants, to determine the terms and provisions of grants of options and to make all other determinations necessary or advisable for administration of the Plan.


Option Grants. The Plan provides for the granting of both incentive stock options (an "ISO") and nonqualified stock options (a "NQO"). NQO's may be issued to any employee or officer of the Company or its subsidiaries, or any other person who is an independent contractor, agent or consultant of the Company or its subsidiaries but not any director of the Company who is not an employee of the Company. ISO's may be issued to employees and officers of the Company and its subsidiaries, but not to any director, independent contractor, agent or consultant. The Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant, on which options will expire. The fair market value of the stock with respect to which ISO's under the Plan or any other plan of the Company first become exercisable may not exceed $100,000 in any year. The option price of an ISO is to be at least 100% of the fair market value on the date of grant (110% in the case of optionees holding more than ten percent of the combined voting power of all classes of stock of the Company). The Plan, however, permits the Committee to grant NQO's at any exercise price consistent with the purposes of the Plan, whether or not such exercise price is equal to the fair market value of the stock on the date of grant of the NQO. NQO's with an exercise price of less than fair market value on the date of grant will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and so any compensation expense generated by the exercise of such an option would not be deductible by the Company if the optionee is a "covered employee" who is paid compensation from the Company in an amount in excess of $1,000,000 in the year of exercise.

     Options may be exercised by the payment of the exercise price in cash, by check or by delivery of full shares of Common Stock, or a combination thereof. The Committee may make a loan for the purpose of exercising any option granted under the Plan to an optionee in an amount not to exceed 100% of the purchase price of the shares acquired upon exercise of the options. The loan must be secured by a pledge of shares of the Company having an aggregate purchase price equal to or greater than the amount of the loan.


     As of April 15, 1998, options to acquire 1,195,500 shares of Common Stock had been granted to officers, directors and employees of the Company and to consultants and professional athletes who perform consulting and other promotional services for the Company. Of such shares, 333,700 were granted under the Plan (133,700 of which are subject to the amendment to the Plan being approved at the Meeting) and 861,800 were granted outside of the Plan. As of April 15, 1998, the Company has awarded or granted options under the Plan to approximately 205 persons. The following persons and groups have received certain of these options: John Zeravica: 27,000; Joseph Cioni: 15,000; Matthew
O'Toole: 12,000; all current executive officers as a group: 54,000; all current directors who are not executive officers as a group: 45,000; and all employees who are not executive officers as a group: 234,700. Options to purchase 15,000 shares of Common Stock for $4.75 per share were granted to each of Leslie E. Goodman, Jeffrey Baker and Bruce H. Nagel, directors of the Company, which options vest one-third six months from the date of grant and one-third per year for the next two years if they are serving on the Board of Directors at such time. Such options expire five years from the date of grant.

     On October 21, 1996, the Company granted a five-year option (outside of the Plan) to acquire 250,000 shares of Common Stock for $4.50 per share to Rudy A. Slucker, the Chairman of the Board, President and Chief Executive Officer of the Company. On December 6, 1997, Mr. Slucker was granted an additional option(outside of the Plan) to acquire an additional 250,000 shares of Common Stock for $4.625 per share. The Company has granted five-year options to acquire an aggregate of 29,000 shares of Common Stock to touring golf professionals and other professional athletes who perform consulting and other promotional services for the Company. Under the promotional agreements with the Company's golf professionals, the Company may be required to grant additional stock options if the professional satisfies certain conditions such as winning a golf tournament. If the Company's professionals win a large number of tournaments, the number of additional options granted could be substantial. The Committee has not made any determination with respect to grants of options to employees in the future. The Company has four executive officers and approximately 234 employees who are not executive officers who could potentially qualify for grants of options under the Plan as proposed to be amended.

Termination of Employment. Unless otherwise provided by the Committee, the following rules apply to all options granted under the Plan. Options granted under the Plan expire immediately if an employee is terminated for cause. If termination of employment is voluntary or involuntary, options granted expire after a three month period. In the event of an employee's death within such three-month period, the employee's estate may exercise the option for the number of shares for which it is exercisable at the date of termination, for three years after death but in no event beyond the expiration dates of the option. An option outstanding at the time an employee retires under a Company retirement plan or becomes disabled is exercisable within one year of termination in the case of an ISO and in the case of a NQO may be exercisable at any time to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment with the Company or a subsidiary thereof, but in no event after the expiration of the option period. If an employee dies, whether before or after such retirement or disability, the employee's estate may exercise the option exercisable at the date of termination of employment for up to three years after death (one year in the case of voluntary termination of employment), but in no event beyond the expiration dates of the option.


Income Tax Consequences. Under present law the federal income tax treatment of stock options under the Plan is generally as follows:

Incentive Stock Options. For regular income tax purposes, an optionee will not realize taxable income upon either the grant of an ISO or its exercise if the optionee has been an employee of the Company or a subsidiary at all times from the date of grant to a date not more than three months before the date of exercise. The difference between the fair market value of the stock at the date of exercise and the exercise price of an ISO, however, will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

     If the shares acquired upon an exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year from the date of exercise, any gain realized upon a subsequent sale of the shares will be taxable as a capital gain. In that case, the Company will not be entitled to a deduction in connection with the grant or the exercise of the ISO or the subsequent disposition of the shares by the optionee. The amount of gain or loss realized upon such a sale or other disposition will be measured by the difference between the amount realized and the earlier exercise price of the ISO (the optionee's basis in the stock).


     If the optionee disposes of the shares within two years from the date of grant of the ISO or within one year from the date of exercise of the ISO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the date of exercise (or the amount realized on disposition, if less) over the option price, and the Company will be allowed a corresponding deduction. If the amount realized on the disposition exceeds the fair market value of the shares at the date of exercise the gain on disposition in excess of the amount treated as ordinary income will be treated as a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain.

Nonqualified Stock Options. An optionee will not realize income upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, an optionee will be required to recognize ordinary income in an amount equal to the excess of the fair market value at the date of exercise of the NQO over the option price. Any compensation includable in the gross income of an employee with respect to a NQO will be subject to appropriate federal income and employment taxes. The Company will be entitled to a business expense deduction in the same amount and at the same time as when the optionee recognizes compensation income. Upon a subsequent sale of the stock, any amount realized in excess of such fair market value will constitute a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain.


     If an optionee exercises an option by tendering Company stock in payment of the option price the optionee will be deemed to exchange the number of previously owned shares (e.g., 50 shares) for an identical number of new shares (e.g., 50 shares). This deemed exchange of previously owned Company stock for new Company stock should be eligible for nonrecognition treatment under Section 1036 of the Code as an exchange of common stock for common stock in the same corporation. With regard to the additional number of new Company shares (e.g., the excess over 50 shares) that an optionee receives pursuant to the exercise of the option, an optionee will be deemed to have acquired them without paying consideration. If such extra shares are issued pursuant to a NQO, the fair market value of such extra shares will be included in the optionees' income as compensation income and the Company will be allowed a corresponding deduction. If such extra shares are issued pursuant to an ISO, no income on the exercise of such options will be recognized by the optionee, and the Company will not be allowed a compensation deduction. The optionee's basis in the new shares deemed exchanged for old shares will be equal to the optionee's basis in the surrendered old shares, and the optionee's holding period in such new shares will include his or her holding period in the old shares. The optionee's basis in the additional (or excess) new shares received will equal the amount that the optionee included in income with respect to those shares (their fair market value for stock issued pursuant to a NQO; zero for stock issued pursuant to an
ISO), and the optionee's holding period in such additional shares will start as of the date of acquisition.

     In the limited circumstances in which an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") exercises a NQO, which exercise is not exempt under Section 16(b), no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after the date of exercise, in which case the rules described in the second preceding paragraph would apply. Where such an election is not made, the optionee will recognize ordinary income on the first date that sale of such shares would not create liability under Section 16(b) of the 1934 Act (this is generally, but not necessarily, six months after the date of exercise). The ordinary income recognized to such an optionee will be the excess, if any, of the fair market value of shares on such later date over the option exercise price.

     The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of options or to the Company or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual's particular tax status and his other tax attributes may result in different tax consequences from those described above. Therefore, any participant in the Plan should consult with his own tax adviser concerning the tax consequences of the grant, exercise and surrender of such options and the disposition of any stock acquired pursuant to the exercise of such options.

Amendments. The Board of Directors may amend the Plan at any time, but may not, without prior stockholder approval, increase the aggregate number of shares that may be issued thereunder; materially increase the benefits to participants or materially modify the requirements as to eligibility for participation in the Plan.

Termination. The Plan terminates by its terms on October 17, 2006.

Vote Required. The affirmative vote of a majority of the outstanding shares of Common Stock voted in person or by proxy at the Meeting is required for approval of the amendment to the Plan to increase the number of options which may be issued under the Plan to 450,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE PLAN.

PROPOSAL 3. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Company, subject to stockholder ratification, has selected Ernst & Young LLP to serve as its independent auditors for the fiscal year ending December 31, 1998. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Company may reconsider its selection. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.


     Rothstein, Kass & Company, P.C. ("Rothstein Kass") were the predecessor principal accountants for the Company. In 1997, the Company dismissed Rothstein Kass as auditors of the Company. The "Effective Date of Dismissal" is considered to have been February 27, 1998. Rothstein Kass's report on the Company's financial statements as of December 31, 1995 was initially qualified as to uncertainty regarding the Company's ability to continue as a going concern. In reissuing such report in connection with the December 31, 1996 audit, the qualification was removed and the report contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was ratified by the Audit Committee of the Company's Board of Directors. During the two most recent fiscal years prior to the Effective Date of Dismissal and all subsequent interim periods preceding the date hereof, there were no disagreements between the Company and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein Kass, would have caused Rothstein Kass to make reference to the subject matter of disagreement in connection with Rothstein Kass's reports.


     Effective February 27, 1998 (the "Effective Date of Engagement"), the Company engaged Ernst & Young LLP as its principal accountants. During the two most recent fiscal years prior to the Effective Date of Engagement and all subsequent interim periods preceding the date hereof, the Company has not consulted Ernst & Young LLP regarding any matters or events as set forth in Item 304(a)(2) of Regulation S-B.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, in person or by proxy, and entitled to vote at the Meeting is required for the ratification and approval of the appointment of auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING


     Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its offices at 1080 Lousons Road, Union, New Jersey 07083, on or before February 9, 1999, for consideration for inclusion in the proxy material for such annual meeting of stockholders.

EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy material to beneficial owners and obtaining proxies of such owners.

OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

                                         By Order of the Board of Directors


                                         Joseph Cioni
                                         Secretary


Dated:  May 11, 1998

                                  EXHIBIT A(1)

                              TEARDROP GOLF COMPANY

                             1996 STOCK OPTION PLAN

SECTION 1.  PURPOSE

     The purpose of the TearDrop Golf Company Stock Option Plan (the "Plan") is to provide an additional incentive to directors, key employees, independent contractors, agents and consultants of TearDrop Golf Company (the "Company") to aid in attracting and retaining directors, employees, independent contractors, agents and consultants of outstanding ability, and to align their interests with those of shareholders.

SECTION 2.  DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

     (a) "BOARD" shall mean the Board of Directors of the Company.

     (b) "CODE" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, as it or they may be amended from time to time.

     (c) "COMMITTEE" shall mean the full Board, Compensation Committee of the Board or such other committee as may be designated by the Board. If less than the full Board, the Committee shall consist of two or more members of the Board who are not eligible to participate in the Plan, and who otherwise are "non-employee directors" under Rule 16b-3.

     (d) "DATE OF EXERCISE" shall mean the earlier of the date on which written notice of exercise, together with payment in full, is received at the office of the Secretary of the Company or the date on which such notice and payment are mailed to the Secretary of the Company at its principal office by certified or registered mail.

     (e) "DIRECTOR" shall mean a member of the Board of Directors.

     (f) "EMPLOYEE" shall mean any employee or any officer of the Company or any of its Subsidiaries, or any other person, who is an independent contractor, agent or consultant of the Company or any of its Subsidiaries, and excluding any director of the Company who is not otherwise an employee of the Company. For the purposes of any provision of this Plan relating to Incentive Stock Options, the term "Employee" shall be limited to mean any employee (as that term is defined under Code Section 3401(c)) or officer of the Company or any of its Subsidiaries, but not any person who is merely an independent contractor, agent or consultant of the Company or any of its subsidiaries.

     (g) "FAIR MARKET VALUE" of the Stock means, for all purposes of the Plan unless otherwise provided (i) the mean between the high and low sales prices of the Stock as reported on the National Market System or Small Cap Market of the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices

----------

(1) Underscored language represents new language added and language which is lined out is to be removed.

then in common use, if so quoted, or (ii) if not quoted as described in clause
(i), the mean between the high bid and low asked quotations for the Stock as reported by a the National Quotation Bureau Incorporated or such other source as the Committee shall determine, or (iii) if the Stock is listed or admitted for trading on any national securities exchange, the mean between the high and low sales price, or the closing bid price if no sale occurred, of the Stock on the principal securities exchange on which the Stock is listed. In the event that the method for determining the Fair Market Value of the Stock provided for above shall either be not applicable or not be practical, in the opinion of the Committee, then the Fair Market Value shall be determined by such other reasonable method as the Committee, in its discretion, shall select and apply.

     (h) "GRANTEE" shall mean an Employee granted a Stock Option.

     (i) "GRANTING DATE" shall mean the date on which the Committee authorizes the issuance of a Stock Option for a specified number of shares of Stock to a specified Employee.

     (j) "INCENTIVE STOCK OPTION" shall mean a Stock Option granted under the Plan which is properly qualified under the provisions of Section 422 of the Code.

     (k) "NONSTATUTORY STOCK OPTION" shall mean a Stock Option granted within the Plan which is not an Incentive Stock Option or otherwise qualified under similar tax provisions.

     (l) "RULE 16B-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or any rule in replacement thereof.

     (m) "STOCK" shall mean the Common Stock, par value $.01 per share, of the Company.

     (n) "STOCK OPTION" shall mean an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to the Plan to purchase shares of Stock.

SECTION 3.  SHARES OF STOCK SUBJECT TO THE PLAN


     The Company shall reserve 450,000 shares of Stock for issuance upon the exercise of Stock Options granted pursuant to this Plan. Shares delivered under the Plan may be authorized and unissued shares or issued shares held by the Company in its treasury. If any Stock Options expire or terminate without having been exercised, the shares of Stock covered by such Stock Option shall become available again for the grant of Stock Options hereunder. Similarly, if any Stock Options are surrendered for cash pursuant to the provisions of Section 6, the shares of Stock covered by such Stock Options shall also become available again for the grant of Stock Options hereunder. Shares of Stock covered by Stock Options surrendered for Stock pursuant to Section 6, however, shall not become available again for the grant of Stock Options hereunder.


SECTION 4. ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option grants, and to make all other determinations necessary or advisable for the administration of the Plan.

     (b) It is intended that the Plan and any transaction hereunder meet all of the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, as such rule is currently in effect or as hereafter modified or amended, and all other applicable laws. If any provision of the Plan or any transaction would disqualify the Plan or such transaction under, or would not comply with, Rule 16b-3 or other applicable laws, such provision or transaction shall be construed or deemed amended to conform to Rule 16b-3 or such other applicable laws or otherwise shall be deemed to be null and void, in each case to the extent permitted by law and deemed advisable by the Committee.

     (c) Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

SECTION 5. GRANTING OF STOCK OPTIONS

     (a) Directors, Key Employees, independent contractors, agents and consultants to the Company shall be eligible to receive Stock Options under the Plan. Only Employees shall be eligible to receive Incentive Stock Options under the Plan.

     (b) The option price of each share of Stock subject to an Incentive Stock Option shall be at least 100% of the Fair Market Value of a share of the Stock on the Granting Date.

     (c) The option price of each share of Stock subject to a Nonstatutory Stock Option shall be 100% of the Fair Market Value of a share of the Stock on the Granting Date, or such other price either greater than or less than the Fair Market Value (but in no event less than the par value of the Stock) as the Committee shall determine appropriate to the purposes of the Plan and to the Company's total compensation program.

     (d) The Committee shall determine and designate from time to time those persons who are to be granted Stock Options and whether the particular Stock Options are to be Incentive Stock Options or Nonstatutory Stock Options, and shall also specify the number of shares covered by and the option price per share of each Stock Option. Each Stock Option granted under the Plan shall be clearly identified as to its status as a Nonstatutory Stock Option or an Incentive Stock Option.

     (e) The aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the individual's employer corporation) shall not exceed $100,000.

     (f) A Stock Option shall be exercisable during such period or periods and in such installments as shall be fixed by the Committee at the time the Stock Option is granted or in any amendment thereto; but each Stock Option shall expire not later than ten years from the Granting Date.

     (g) The Committee shall have the authority to grant both transferable Stock Options and nontransferable Stock Options, and to amend outstanding nontransferable Stock Options to provide for transferability. Each nontransferable Stock Option intended to qualify under Rule 16b-3 or otherwise shall provide by its terms that it is not transferable otherwise than by will or the laws of descent and distribution or, except in the case of Incentive Stock Options, pursuant to a "qualified domestic relations order" as defined by the Code, and is exercisable, during the Grantee's lifetime, only by the Grantee. Each transferable Stock Option may provide for such limitations on transferability and exercisability as the Committee may designate at the time a Stock Option is granted or is otherwise amended to provide for transferability.

     (h) Stock Options may be granted to an Employee or Director who has previously received Stock Options or other options whether such prior Stock Options or other options are still outstanding, have previously been exercised or surrendered in whole or in part, or are canceled in connection with the issuance of new Stock Options.

     (i) Notwithstanding the foregoing, the option price of an Incentive Stock Option in the case of a Grantee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, will not be less than one-hundred-ten percent (110%) of the Fair Market Value of the Stock at the Granting date and in the case of such a Grantee, the Incentive Stock Option may be exercised no more than five years after the Granting Date.

SECTION 6. EXERCISE OF STOCK OPTIONS

     (a) Except as provided in Section 7, no Incentive Stock Option may be exercised at any time unless the Grantee has been an Employee at all times during the period beginning on the Granting Date and ending on the day 3 months before the date of such exercise.

     (b) The Grantee shall pay the option price in full on the Date of Exercise of a Stock Option in cash, by check, or by delivery of full shares of Stock of the Company, duly endorsed for transfer to the Company with signature guaranteed, or by any combination thereof. Stock will be accepted at its Fair Market Value on the Date of Exercise.

     (c) Subject to the approval of the Committee, or of such person to whom the Committee may delegate such authority ("its designee"), and subject further to the applicable regulations of any governmental authority, the Company may loan to the Grantee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares of Stock acquired upon exercise of a Stock Option, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Committee or its designee. Such promissory note shall be secured by the pledge to the Company of shares of Stock having an aggregate purchase price on the date of purchase equal to or greater than the amount of such note. A Grantee shall have, as to such pledged shares of Stock, all rights of ownership including the right to vote such shares of Stock and to receive dividends paid on such shares of Stock, subject to the security interest of the Company. Such shares of Stock shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company; provided, however that shares of Stock subject to a pledge may be used to pay all or part of the purchase price of any other option granted hereunder or under any other stock incentive plan of the Company under the terms of which the purchase price of an option may be paid by the surrender of shares of Stock, subject to the terms and conditions of this Plan relating to the surrender of shares of Stock in payment of the exercise price of an option. In such event, that number of the newly purchased shares of Stock equal to the shares of Stock previously pledged shall be immediately pledged as substitute security for the pre-existing debt of the Grantee to the Company, and thereupon shall be subject to the provisions hereof relating to pledged shares of Stock. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Committee or its designee or stated in the option agreement; provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

SECTION 7. TERMINATION OF EMPLOYMENT

     Except as otherwise provided by the Committee at the time an Incentive Stock Option is granted or any amendment thereto, if a Grantee ceases to be an Employee then:

     (a) if termination of employment is voluntary or involuntary without cause, the Grantee may exercise each Stock Option held by the Grantee within three months after such termination (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which are purchasable pursuant to its terms at the date of termination;

     (b) if termination is for cause, all Stock Options held by the Grantee shall be canceled as of the date of termination;

     (c) subject to the provisions of Section 7(d), if termination is (i) by reason of retirement at a time when the Grantee is entitled to the current receipt of benefits under any retirement plan maintained by the Company, or (ii) by reason of disability, each Stock Option held by the Grantee may be exercised by the Grantee at any time (but not after the expiration date of the Stock Option) (within one year of termination in the case of Incentive Stock Options) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination;

     (d) if termination is by reason of the death of the Grantee, or if the Grantee dies after retirement or disability as referred to in Section 7(c), each Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise the Stock Option by reason of the Grantee's death, at any time within a period of three years after death (but not after the expiration date of the Stock Option) to the extent of the total number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination; or

     (e) if the Grantee should die within three months after voluntary termination of employment or involuntary termination without cause, as contemplated in Section 7(a), each Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise by reason of the Grantee's death, at any time within a period of one year after death (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination.

SECTION 8. ADJUSTMENTS

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Stock, there shall be an appropriate adjustment made by the Committee in the number and kind of shares that may be granted in the aggregate and to Grantees under the Plan, the number and kind of shares subject to each outstanding Stock Option and the option prices.

SECTION 9. GENERAL PROVISIONS

     (a) Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

     (b) The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years. The granting of a Stock Option in any year shall not give the Grantee any right to be retained in the employ of the Company or interfere in any way with the right of the Company to terminate an Employee's employment at any time.

     (c) The Company shall have the right to deduct from any payment or distribution under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary to satisfy all obligations for the payment of such taxes. In case distributions are made in shares of Stock, the Company shall have the right to retain the value of sufficient shares of Stock to equal the amount of tax to be withheld for such distributions or require a recipient to pay the Company for any such taxes required to be withheld on such terms and conditions prescribed by the Committee.

     (d) No Grantee shall have any of the rights of a shareholder by reason of a Stock Option until it is exercised.

     (e) This Plan shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

SECTION 10. AMENDMENT AND TERMINATION

     (a) The Plan shall terminate on October 17, 2006 and no Stock Option shall be granted hereunder after that date, provided that the Board may terminate the Plan at any time prior thereto.

     (b) The Board may amend the Plan at any time without notice, provided however, that the Board may not, without prior approval by the shareholders, (i) increase the maximum number of shares of Stock for which Stock Options may be granted, (ii) materially increase the benefits accruing to participants under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     (c) No termination or amendment of the Plan may, without the consent of a Grantee to whom a Stock Option shall theretofore have been granted, adversely affect the rights of such Grantee under such Stock Option.

SECTION 11. EFFECTIVE DATE AND SHAREHOLDERS' APPROVAL

     The Plan shall become effective as of October 18, 1996, subject to its approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote thereon at the next meeting of shareholders of the Company or any adjournment or postponement thereof. Before such approval, Stock Options may be granted under the Plan expressly subject to such approval.

                              TEARDROP GOLF COMPANY



     The undersigned hereby appoints Rudy A. Slucker, with full power of substitution, as proxy for the undersigned, to attend the annual meeting of stockholders of TearDrop Golf Company (the "Company"), to be held at the Company's offices at 8350 North Lehigh Avenue, Morton Grove, Illinois 60053 on June 9, 1998, at 2:00 p.m., central time, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:


1. [_] FOR or [_] WITHHOLD AUTHORITY to vote for the following nominees for election as directors:

                  Rudy A. Slucker
                  Fred K. Hochman
                  Leslie E. Goodman
                  Bruce H. Nagel
                  Jeffrey Baker
                  John Raos

(Instruction: To withhold authority to vote for an individual nominee, write the nominees' name on the line provided below.)

------------------------

2. Approval of an amendment to the 1996 Employee Stock Option Plan to increase the number of shares reserved for issuance under such plan.
FOR [_] AGAINST [_] ABSTAIN [_]

3. Approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.
FOR [_]  AGAINST [_]  ABSTAIN [_]


4. The Proxy is authorized to vote in his discretion upon such other matters as may properly come before the meeting.


                                                     (Continued on reverse side)

(Continued from previous page)


     The Proxy will vote as specified herein or, if a choice is not specified, he will vote "For" the nominees listed in Item 1 and "For" the proposals set forth in Items 2 and 3.


     This Proxy is solicited by the Board of Directors of the Company.



                                        Receipt of the Notice of Annual Meeting
                                        of Stockholders, Proxy Statement dated
                                        May 11, 1998 and Annual Report to
                                        Stockholders is hereby acknowledged:


                                        Date: ______________________, 1998

                                        __________________________________

                                        __________________________________

                                        __________________________________
                                                  (Signature)

                                        (Please sign exactly as your name
                                        appears hereon, indicating, where
                                        proper, official position or
                                        representative capacity).